Exhibit 99.1

Dave & Buster’s Announces Acquisition of Main Event for $835 Million;

Chris Morris to become CEO of Combined Entity Upon Closing

DALLAS, April 6, 2022 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced that it has entered into an agreement to acquire Main Event from Ardent Leisure Group Limited (ASX:ALG) (“Ardent Leisure”) and RedBird Capital Partners (“RedBird”). Upon closing, Chris Morris, the current CEO of Main Event will be named CEO of Dave & Buster’s.

Main Event is a family entertainment concept with 50 locations in the U.S, including three recently acquired The Summit locations in Colorado. The all-cash transaction, which was unanimously approved by both Boards of Directors, represents a total enterprise value of $835 million. The transaction is expected to close later this year, but specific timing for closing is subject to customary closing conditions, including approval by Ardent Leisure stockholders and regulatory review.

The purchase price represents an unsynergized valuation multiple of approximately 9x Main Event’s 12-month Adjusted EBITDA as of December 31, 2021 and the Company expects that upon the closing of the transaction there will be approximately $20 million of synergies to be achieved within the first two years from store support center consolidation and supply-chain efficiencies. The Company expects the acquisition to be accretive both from an earnings and growth perspective. Dave & Buster’s expects to utilize cash on hand and proceeds from committed bank financing to fund the acquisition. Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and BMO Capital Markets Corp. are the joint lead arrangers and joint bookrunners for the committed financing.

“We are thrilled to welcome Main Event to the Dave & Buster’s family,” said Kevin Sheehan, Board Chair and Interim Chief Executive Officer. “This is a transformational combination for both brands. From a strategic fit perspective, Main Event’s business model, footprint and asset quality aligns well with Dave & Buster’s. Main Event targets a different demographic, families with younger children, while Dave & Buster’s has primarily targeted young adults. While each brand will continue to operate independently, ownership of both brands enables us to expand the breadth of customers we serve together, while also enabling each brand to better differentiate its offering to its core consumer. Main Event’s existing footprint works well with Dave & Buster’s current geographies and each brand has significant growth opportunities. We expect the acquisition to be accretive to growth and earnings.”

Mr. Sheehan continued, “As we have come to know Chris Morris, we have been very impressed by his execution capabilities and focus on profitable growth. Chris is a proven and successful transformational leader who is capable of taking the new organization to the next level. He has been particularly successful in improving and innovating the guest experience at Main Event and we expect that will carry over into his new role overseeing both brands.”

The Company also noted that, in addition to expanding the demographic of targeted customers, it expects that team members of both brands will have expanded career growth opportunities, both within and across brands.

“On behalf of the entire team at Main Event, we are excited to join the Dave & Buster’s family,” said Chris Morris, Main Event’s Chief Executive Officer. “Together, we will be well positioned to leverage our collective experience and provide our consumers with a category defining entertainment experience.”

Deutsche Bank is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Dave & Buster's. Goldman Sachs and J.P. Morgan are serving as financial advisors to Main Event. Weil, Gotshal & Manges LLP is serving as legal advisor to Main Event, and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal advisor to RedBird. Gilbert + Tobin is serving as legal advisor to Ardent Leisure.

Investor Day

Upon closing of the transaction later this year, the Company will schedule an investor day to discuss this news and anticipated benefits of this combination in greater detail.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster’s Entertainment, Inc., is the owner and operator of 145 venues in North America that combine entertainment and dining and offer customers the opportunity to “Eat Drink Play and Watch,” all in one location. Dave & Buster’s offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. Dave & Buster’s currently has stores in 40 states, Puerto Rico, and Canada.

About Main Event

Founded in 1998, Dallas-based Main Event operates 50 centers in 17 states across the country. Main Event offers the most fun under one roof with state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. Main Event is a premier sponsor of Special Olympics International, supporting via fundraising and serving as a venue for Special Olympics events nationwide. Main Event also is a proud partner of the Dallas Cowboys. For more information, visit mainevent.com

About Ardent Leisure Group

Ardent Leisure (ASX: ALG) is one of Australia’s most successful leisure and entertainment groups. The owners and operators of premium leisure assets including Dreamworld, WhiteWater World & SkyPoint theme parks and attractions, as well as Main Event, which is a growing portfolio of family entertainment assets in the United States. Ardent Leisure’s businesses occupy dominant positions in affordable, family-friendly, leisure and entertainment categories. As a group, Ardent Leisure has well over 3 million customers annually and has developed extensive communication opportunities to interact and transact with these customers. For more information, visit www.ardentleisure.com.

About RedBird Capital Partners

RedBird Capital Partners is a private investment firm focused on building high-growth companies alongside entrepreneurs in its four areas of domain expertise: sports, media, consumer and financial services. Founded by former Goldman Sachs Partner Gerry Cardinale in 2014, RedBird today manages over $6 billion of capital on behalf of a highly curated group of blue-chip global institutional and family office investors. RedBird’s network of entrepreneurs is central to its investment sourcing and company-building strategy that helps founders achieve their business objectives and long-term vision. Since inception, RedBird has invested in over 30 platform companies and 80 add on acquisitions with total enterprise value exceeding $30 billion. For more information, please go to www.redbirdcap.com.

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to the impact on our business and operations of the coronavirus pandemic and our pending acquisition of Main Event (the “Acquisition”). These forward-looking statements involve risks and uncertainties and, consequently, could be affected by the uncertain and unprecedented impact of the pandemic and new coronavirus variants on our business and operations and the related impact on our liquidity needs; our ability to continue as a going concern; our ability to consummate the Acquisition on terms favorable to us or at all; our ability to realize the expected benefits of the Acquisition: the possibility that shareholders of Ardent Leisure may not approve the merger agreement; the risk that a condition to closing of the Acquisition may not be satisfied, that either party may terminate the merger agreement or that the closing of the Acquisition might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Acquisition; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of the Company and Main Event; the effects of the Acquisition, including the combined company's future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance the Acquisition and go-forward operations in the manner expected; regulatory approval of the transaction; the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; the implementation and duration of government-mandated and voluntary shutdowns and restrictions; the speed with which our stores safely can be reopened and fully operated and the level of customer demand following reopening and full operations; the economic impact of the pandemic and related disruptions on the communities we serve; our overall level of indebtedness; general business and economic conditions, including as a result of the pandemic; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending, including as a result of the pandemic; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

For Investor Relations Inquiries:
Michael Quartieri, SVP & Chief Financial Officer
Dave & Buster’s Entertainment, Inc.
(972) 813-1151
michael.quartieri@daveandbusters.com